UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2023

XTREME FIGHTING CHAMPIONSHIPS, INC.

(Exact name of registrant as specified in charter)

Nevada	333-140177	98-0503336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 Grand Boulevard, Miramar Beach FL	32550
(Address of principal executive offices)	(Zip Code)

(949) 290-4914

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class:	Trading Symbol(s)
None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2023, The Board of Directors of Xtreme Fighting Championships, Inc. (the “Company”) appointed Mr. Tim J. Northup M.B.A. as the Company’s Chief Financial Officer. Mr. Northup has more than 30 years of financial management experience, Tim Northup’s responsibility will be focused on establishing the Company’s financial strategy, planning, and analysis, as well as its accounting and reporting functions.

Tim earned his Bachelor of Business Administration in Finance and Accounting from Grand Valley State University and a Master of Business Administration in Finance from Western Michigan University

Prior to joining the Company, Tim was the CFO for Lambert Global LLC. Prior to joining Lambert held senior financial positions with UPS where he served as Controller and Vice President for 15 years. He also served as Corporate Controller, Vice President and CFO for Stiles Machinery for 15 years as well. Tim’s expertise in financial management, strategy and operations will be instrumental in the future of the Company’s growth and success.

Effective March 1, 2023, the Board of Directors of the Company appointed Mr. Jeff Lambert as member of its Board of Directors, to serve as one of its Independent Directors. Mr. Lambert founded Lambert in his basement at age 26 (then Lambert Edwards & Associates) and has led the firm through 21 straight years of growth to become Michigan’s largest PR firm, a top-40 PR firm in the U.S., and a top-15 firm nationally in investor relations and financial communications, including a top-5 PR firm for M&A and Private Equity deal activity in 2019 (The Deal).

Jeff’s role has evolved from client engagements and national campaigns to leading strategic growth initiatives and innovation for the firm, including organic practice development and acquisitions. Lambert has offices in Grand Rapids, Detroit, New York City, Phoenix, St. Louis, and Houston and clients based in 20 states and 6 countries. Jeff has led seven acquisitions and acqui-hires, including 3 in the last few years – Phoenix (PR), New York (IR) and a full-service ad agency, Fairly Painless Advertising, in Michigan.

Jeff also founded TiiCKER, a fintech software start-up that is inventing a new marketing demographic – consumer shareholders – giving publicly traded companies the ability to connect directly with their individual investors. Launched in June 2020, TiiCKER engages, verifies and rewards shareholders via stock perks, free trading and affinity content, attracting new investors and brand consumers and tapping into the $10.2 trillion online investing market.

Accolades for Lambert span “PR Firm of the Year” from PR Week and PRNews, IR Campaign of the Year from IR Magazine in 2019, “Best Integration of PR and IR” from Bulldog Reporter, numerous Silver Anvils, the “Oscar of PR,” Crain’s “Cool Places to Work” and “Michigan’s Healthiest Employers,” Inc. 5000 for five straight years, and the PRovoke Sabre Award for “Crisis Communications Program of the Year” in 2019. Individual recognitions for Jeff include EY Entrepreneur of the Year, PR Week “40 Under 40”, Association for Corporate Growth (ACG) Detroit Dealmaker of the Year, Outstanding Alumni of Michigan State University’s College of Communication Arts & Sciences, Alumni of the Year from MSU Swimming, and MSU Club of West Michigan “Business Person of the Year.”

When not learning and growing as a leader, Jeff volunteers his time on several industry and non-profit boards including: Membership Chair for the Michigan-West Chapter of the Young President’s Organization (YPO); the Advisory Board for VC firm Grand Ventures; co-chair of the Americas Region and Global Board Member of PROI Worldwide, the largest partnership of PR agencies representing 60 countries; the Executive Committee and Growth Committee Chair for the YMCA of Greater Grand Rapids; the Downtown Detroit Partnership board; co-founder of the Armed Forces Thanksgiving organization; and board member for global water and disaster relief organization Business Connect.

Jeff is a regular author and speaker including addresses at the PR Firm Management Summit in New York, the Michigan PR Society’s annual conference, the Brandt and Zabrusky lectures at Michigan State, the Michigan Bar Business Law Institute and Chambers of Commerce around his home state of Michigan. In addition, he is an active angel, VC and PE investor including funding and advising several entrepreneurs and companies that have grown into clients of the agency, a unique model among strategic communications firms nationally.

Most recently, Jeff founded the equity and racial justice non-profit “Americantbeathe” to fund Black businesses and non-profits serving the Black community and fighting racism.

Jim Barnes and Kim Nalevaiko, both consultants and “service providers” to the Company, left the Company in 2022; Mr. Barnes died of an apparent heart attack on October 22, 2022, and Ms. Nalevaiko ended her engagement with the Company on or about December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xtreme Fighting Championships, Inc.

Date: April 24, 2023	By:	/s/ Steve Smith, Jr.
	Name:	Steve Smith, Jr.
	Title:	CEO